UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Sale and Purchase Agreement

On April 9, 2015, Global Partners LP (the “Partnership”), as Buyer, entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Liberty Petroleum Realty, LLC, East River Petroleum Realty, LLC, Big Apple Petroleum Realty, LLC, White Oak Petroleum, LLC, Anacostia Realty, LLC, Mount Vernon Petroleum Realty, LLC and DAG Realty, LLC (collectively, “Capitol Petroleum Group”), as Seller.  Under the terms of the Purchase Agreement, the Partnership will acquire 97 primarily Mobil and Exxon branded retail gas stations and seven dealer supply contracts in New York City and Prince George’s County, Maryland, along with certain related supply, franchise agreements, third party leases and other assets associated with the operations (collectively, the “Acquired Assets”) for a cash purchase price of approximately $156 million, subject to certain post-closing adjustments related to the Acquired Assets at the time of closing (the “CPG Acquisition”).  Of the 97 locations, 18 are fee properties and the balance are the subject of long term leases.

The Purchase Agreement provides that the closing will take place on or before June 1, 2015, subject to a one-time extension not to exceed 30 days, if required in connection with satisfying certain closing conditions, including filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) (the “Closing Date”).   Closing of the CPG Acquisition is conditioned upon the satisfaction or waiver of customary closing conditions, including HSR approval, certain third party rights of first refusal and delivery of all items required by the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and covenants by each of the parties.  Among other covenants, during the period between the execution of the Purchase Agreement and the closing of the CPG Acquisition, Capitol Petroleum Group has agreed to conduct its business in substantially the same manner previously conducted and not to engage in certain types of activities and transactions.

At closing, subject to the terms and conditions set forth in the Purchase Agreement, the Partnership will assume certain liabilities and obligations of Capitol Petroleum Group related to the Acquired Assets.

The Partnership expects to finance the CPG Acquisition with borrowings under its revolving credit facility.

The foregoing description of the rights and obligations of the parties under the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1*

Sale And Purchase Agreement, dated as of April 9, 2015, by and among Liberty Petroleum Realty, LLC, East River Petroleum Realty, LLC, Big Apple Petroleum Realty, LLC, White Oak Petroleum, LLC, Anacostia Realty, LLC, Mount Vernon Petroleum Realty, LLC and DAG Realty, LLC, as Seller and Global Partners LP, as Buyer.

* The schedules and similar attachments to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: April 15, 2015
		By:	/s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1*

Sale And Purchase Agreement, dated as of April 9, 2015, by and among Liberty Petroleum Realty, LLC, East River Petroleum Realty, LLC, Big Apple Petroleum Realty, LLC, White Oak Petroleum, LLC, Anacostia Realty, LLC, Mount Vernon Petroleum Realty, LLC and DAG Realty, LLC, as Seller and Global Partners LP, as Buyer.

* The schedules and similar attachments to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules and similar attachments to the Securities and Exchange Commission upon request.